SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2007

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2007, Samuel Chapman, the Chief Executive Officer and Chairman of the Board of Directors of Berman Center, Inc. (the “Company”), resigned from his position as Chief Executive Officer effective as of March 1, 2007. Mr. Chapman will retain his position as Chairman of the Board of Directors of the Company. Mr. Chapman’s resignation was not due to any disagreement with the Company. Upon the effective date of Mr. Chapman’s resignation, Dr. Laura Berman, who is the President and a Director of the Company, will replace Mr. Chapman as the Chief Executive Officer of the Company. Dr. Berman will also retain her titles as President and a Director.

Dr. Berman has been working as a sex educator and therapist for the last sixteen years. After obtaining her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University, she went on to complete a training fellowship in Sexual Therapy with the Department of Psychiatry at New York University Medical Center. Dr. Berman has served as President and a director of the Company since 2003 and continued these positions with us since the reverse merger involving the Company. Dr. Berman is chair of the Women's Sexual Health State-Of-The-Art Series, an accredited program for the Council of Continuing Medical Education and currently serves on the foundation board of the Society for the Scientific Study of Sexuality (SSSS). She is also a member of the American Association of Sex Educators Counselors and Therapists (AASECT), the National Association of Social Workers (NASW), and is one of the few non-physician members of the American Urologic Association (AUA). She has been involved in numerous clinical sexual pharmacology trials, including acting as lead investigator for testing the effectiveness of Viagra on women's sexual complaints. Dr. Berman has authored over 25 articles published in peer reviewed journals, and has been an invited speaker at over 45 venues in the United States and abroad. She recently wrote the chapter on female sexuality in Obstetrics and Gynecology, the definitive medical school text on the subject, edited by Dr. Sciarra, the past chair of the Department of OBGYN at Northwestern Memorial Hospital. Dr. Berman is also the recipient of many awards and honors, including Rising Star of the Year, (National Association of Women Business Owners, Los Angeles, February 2002), Women of Action Award (Israel Cancer Research Fund, August 2002) and Women Who Make A Difference (Los Angeles Business Journal, August 2002). In July 1998, Dr. Berman founded the Women's Sexual Health Center in the Department of Urology at Boston Medical Center. She was Co-Director there and established the first comprehensive protocol for treating female sexual dysfunction. In spring of 2000, she was recruited to UCLA Medical Center to start the Female Sexual Medicine Center, also within the department of Urology. She was Director of this Center until December 2002 when she moved to Chicago to join the clinical faculty of Northwestern Memorial Hospital and start Berman Center.

Dr. Berman’s Employment Agreement

Dr. Berman’s employment agreement dated June 16, 2005, as amended on June 23, 2006, will remain in effect. Pursuant to the agreement, which had a term of three years and was later extended to four years, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances the Company’s Board of Directors may increase her salary. Under the agreement, Dr. Berman will contribute and assign to the Company all income, revenue and other compensation received by Dr. Berman in connection with activities, services and products related to the Company’s business operations during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. The contribution of income and revenues, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements. The Company will pay for Dr. Berman’s expenses for her business, travel, entertainment and all other costs reasonably necessary and appropriate for Dr. Berman to render services under the agreement. If Dr. Berman enters into agreements with third parties for services and/or products covered by the employment agreement, all revenue receivable by Dr. Berman is automatically assigned to the Company. With proper notice, the Company may terminate the employment agreement with or without cause, and Dr. Berman may terminate it with or without good reason, which is defined as the Company’s reduction of Dr. Berman’s salary or other compensation or our reduction of her title or responsibilities (and the Company do not cure any of the foregoing within 30 days). In the event that Dr. Berman terminates her employment agreement for good reason or the Company terminate it without cause, all rights to her activities, services and products related to the Company’s business will immediately revert back to Dr. Berman.

On June 23, 2006, the Company entered into an amendment to the employment agreement with Dr. Berman pursuant to which, among other things,

(i)	the term was extended from three years to four years;

(ii)	Dr. Berman’s salary can be decreased but only if the Company’s Board of Directors determines that a decrease is necessary for the survival of the Company and such decrease is reasonable;

(iii)
in the event of Dr. Berman’s termination, with or without cause or good reason, as defined in the employment agreement, all rights to the services rendered during the term and products created during the term (including all rights and title in such services and products) will be the property of the Company, and any such rights after the term will be the property of Dr. Berman; and

(iv)
in the event Dr. Berman’s employment is terminated without cause or for good reason, as defined in the employment agreement, all revenues generated as a result of Dr. Berman’s services rendered and products created during the term will be the property of the Company, and such revenues after the term will be the property of Dr. Berman.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Employment Agreement dated June 16, 2005 by and among the Company and Dr. Laura A.C. Berman (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K filed with the SEC on June 22, 2005).

10.2
Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERMAN CENTER, INC.

Date: February 15, 2007	By:	/s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer